                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


               Dated:  September 12, 2002


                                        WAM Acquisition GP, Inc.
                                           for itself and as general partner of
                                           LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                        By: /s/ Bruce H. Lauer
                                           ------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary


                                        LIBERTY ACORN TRUST


                                        By: /s/ Bruce H. Lauer
                                           ------------------------------------
                                           Bruce H. Lauer
                                           Vice President, Treasurer and
                                           Secretary


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